                                                                     EXHIBIT 4.3

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                               AVISTA CORPORATION

                                       TO

                                 CITIBANK, N.A.

                           As Successor Trustee under
                           Mortgage and Deed of Trust,
                            dated as of June 1, 1939

                            ------------------------

                       THIRTY-SIXTH SUPPLEMENTAL INDENTURE

         Providing among other things for two series of bonds designated
                 "First Mortgage Bonds, Collateral Series 2004B"
                               Due October 1, 2032
                                       and
                 "First Mortgage Bonds, Collateral Series 2004C"
                                Due March 1, 2034

                            ------------------------

                          Dated as of December 1, 2004

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                       THIRTY-SIXTH SUPPLEMENTAL INDENTURE

            THIS INDENTURE, dated as of the 1st day of December 2004, between AVISTA CORPORATION (formerly known as The Washington Water Power Company), a corporation of the State of Washington, whose post office address is 1411 East Mission Avenue, Spokane, Washington 99202 (the "Company"), and CITIBANK, N.A., formerly First National City Bank (successor by merger to First National City Trust Company, formerly City Bank Farmers Trust Company), a national banking association incorporated and existing under the laws of the United States of America, whose post office address is 388 Greenwich Street, 14th Floor, New York, 10013 New York (the "Trustee"), as Trustee under the Mortgage and Deed of Trust, dated as of June 1, 1939 (the "Original Mortgage"), executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions thereof, this indenture (the "Thirty-sixth Supplemental Indenture") being supplemental to the Original Mortgage, as heretofore supplemented and amended.

            WHEREAS pursuant to a written request of the Company made in accordance with Section 103 of the Original Mortgage, Francis M. Pitt (then Individual Trustee under the Mortgage, as supplemented) ceased to be a trustee thereunder on July 23, 1969, and all of his powers as Individual Trustee have devolved upon the Trustee and its successors alone; and

            WHEREAS by the Original Mortgage the Company covenanted that it would execute and deliver such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Original Mortgage and to make subject to the lien of the Original Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

            WHEREAS the Company has heretofore executed and delivered, in addition to the Original Mortgage, the indentures supplemental thereto, and has issued the series of bonds, set forth in Exhibit A hereto (the Original Mortgage, as supplemented and amended by the First through Thirty-fifth Supplemental Indentures, being herein sometimes called the "Mortgage"); and

            WHEREAS the Original Mortgage and the First through Thirty-third Supplemental Indentures have been appropriately filed or recorded in various official records in the States of Washington, California, Idaho, Montana and Oregon, as set forth in the First through Thirty-fourth supplemental Indentures and the Instrument of Further Assurance, dated December 15, 2001, hereinafter referred to; and

            WHEREAS the Thirty-fourth Supplemental Indenture, dated as of November 1, 2004, and the Thirty-fifth Supplemental Indenture, dated as of December 1, 2004, are to be appropriately filed or recorded; and

            WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered a Short Form Mortgage and Security Agreement, in multiple counterparts dated as of various dates in 1992, and such instrument has been appropriately filed or recorded in the various official records in the States of California, Montana and Oregon; and

            WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered an Instrument of Further Assurance, dated as of December 15, 2001, and such instrument has been appropriately filed or recorded in the various official records in the States of Washington, California, Idaho, Montana and Oregon; and

            WHEREAS in addition to the property described in the Mortgage the Company has acquired certain other property, rights and interests in property; and

            WHEREAS Section 8 of the Original Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company; that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof; and that such series may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

            WHEREAS Section 120 of the Original Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

            WHEREAS the Company now desires to create two new series of bonds;
and

            WHEREAS the execution and delivery by the Company of this Thirty-sixth Supplemental Indenture, and the terms of the bonds of the Thirty-fourth and Thirty-fifth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors, and all things necessary to make this Thirty-sixth Supplemental Indenture a valid, binding and legal instrument have been performed;

            NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, hereby confirms the estate, title and rights of the Trustee (including, without limitation, the lien of the Mortgage on the property of the Company subjected thereto, whether now owned or hereafter acquired) held as security for the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage according to their tenor and effect and the performance of all the provisions of the Mortgage and of such bonds, and, without limiting the generality of the foregoing, hereby

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confirms the grant, bargain, sale, release, conveyance, assignment, transfer, mortgage, pledge, setting over and confirmation unto the Trustee, contained in the Mortgage, of all the following described properties of the Company, whether now owned or hereafter acquired, namely:

            All of the property, real, personal and mixed, of every character and wheresoever situated (except any hereinafter or in the Mortgage expressly excepted) which the Company now owns or, subject to the provisions of Section 87 of the Original Mortgage, may hereafter acquire prior to the satisfaction and discharge of the Mortgage, as fully and completely as if herein or in the Mortgage specifically described, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in Mortgage) all lands, real estate, easements, servitudes, rights of way and leasehold and other interests in real estate; all rights to the use or appropriation of water, flowage rights, water storage rights, flooding rights, and other rights in respect of or relating to water; all plants for the generation of electricity, power houses, dams, dam sites, reservoirs, flumes, raceways, diversion works, head works, waterways, water works, water systems, gas plants, steam heat plants, hot water plants, ice or refrigeration plants, stations, substations, offices, buildings and other works and structures and the equipment thereof and all improvements, extensions and additions thereto; all generators, machinery, engines, turbines, boilers, dynamos, transformers, motors, electric machines, switchboards, regulators, meters, electrical and mechanical appliances, conduits, cables, pipes and mains; all lines and systems for the transmission and distribution of electric current, gas, steam heat or water for any purpose; all towers, mains, pipes, poles, pole lines, conduits, cables, wires, switch racks, insulators, compressors, pumps, fittings, valves and connections; all motor vehicles and automobiles; all tools, implements, apparatus, furniture, stores, supplies and equipment; all franchises (except the Company's franchise to be a corporation), licenses, permits, rights, powers and privileges; and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature.

            TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

            THE COMPANY HEREBY CONFIRMS that, subject to the provisions of
Section 87 of the Original Mortgage, all the property, rights, and franchises acquired by the Company after the date thereof (except any hereinbefore or hereinafter or in the Mortgage expressly excepted) are and shall be as fully embraced within the lien of the Mortgage as if such property, rights and franchises had been owned by the Company at the date of the Original Mortgage and had been specifically described therein.

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            PROVIDED THAT the following were not and were not intended to be then or now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed under the Mortgage and were, are and shall be expressly excepted from the lien and operation namely:
(l) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for consumption in the operation of any properties of the Company; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Mortgage by reason of the occurrence of a Completed Default as defined in said Article XII.

            TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company in the Mortgage as aforesaid, or intended so to be, unto the Trustee, and its successors, heirs and assigns forever.

            IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as set forth in the Mortgage, this Thirty-sixth Supplemental Indenture being supplemental to the Mortgage.

            AND IT IS HEREBY FURTHER CONFIRMED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property in the Mortgage described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Original Mortgage as a part of the property therein stated to be conveyed.

            The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

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                                   ARTICLE I

                          THIRTY-FOURTH SERIES OF BONDS

            SECTION 1. (I) There shall be a series of bonds designated "Collateral Series 2004B" (herein sometimes referred to as the "Thirty-fourth Series"), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof, which has been established by Resolution of the Board of Directors of the Company, is set forth on Exhibit B hereto. Bonds of the Thirty-fourth Series shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, any amount in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof) and shall be dated as in Section 10 of the Mortgage provided. Each bond of the Thirty-fourth Series shall mature on October 1, 2032 and shall bear interest, be redeemable and have such other terms and provisions as set forth below.

            (II) The Bonds of the Thirty-fourth Series shall have the following terms and characteristics:

            (a) the Bonds of the Thirty-fourth Series shall be initially authenticated and delivered under the Mortgage in the aggregate principal amount of $66,700,000, which principal amount is equal to the outstanding aggregate principal amount of the 1999A Revenue Bonds;

            (b) the Bonds of the Thirty-fourth Series shall bear interest at the same rate or rates as shall be in effect from time to time in respect of the 1999A Revenue Bonds; and interest on such bonds shall be payable at the same times as interest is payable on the 1999A Revenue Bonds;

            (c) the principal of and interest on each bond of the Thirty-fourth Series payable at Maturity shall be payable upon presentation thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency as at the time of payment is legal tender for public and private debts. The interest on each Bond of the Thirty-fourth Series (other than interest payable at Maturity) shall be payable directly to the registered owner thereof;

            (d) the Bonds of the Thirty-fourth Series shall not be redeemable, in whole or in part, at the option of the Company;

            (e) (i) the Bonds of the Thirty-fourth Series are to be issued and delivered to Ambac pursuant to the Bond Delivery Agreement relating to such Bonds;

                  (ii) in the event that any 1999A Revenue Bonds are to be redeemed pursuant to Section 4.03 of the 1999A Revenue Bond Indenture following a Determination of Taxability (as defined in the 1999A Revenue Bond Indenture), Bonds of the Thirty-fourth Series, in a principal amount equal to the principal amount of 1999A Revenue Bonds to be redeemed, shall be redeemed on the date fixed for redemption of

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      the 1999A Revenue Bonds, at the principal amount thereof plus accrued interest to the redemption date;

                  (iii) in the event that all 1999A Revenue Bonds have become immediately due and payable pursuant to Section 9.02(a) of the 1999A Revenue Bond Indenture following the occurrence of an Event of Default (as defined in the 1999A Revenue Bond Indenture), the Bonds of the Thirty-fourth Series shall thereupon be redeemed at the principal amount thereof plus accrued interest to the redemption date (the obligation to effect such redemption being rescinded upon the rescission of such acceleration);

                  (iv) the obligation of the Company to make any payment of the principal of or interest on the Bonds of the Thirty-fourth Series shall be deemed to have been satisfied and discharged to the extent of the sum of

                  (A) the amount, if any, credited under the 1999A Loan Agreement against the obligation of the Company to make payment in respect of the corresponding amount of principal of or interest on the 1999A Revenue Bonds;

                  (B) the amount, if any, paid by the Company pursuant to the 1999A Loan Agreement in respect of such corresponding amount of principal of or interest on the 1999A Revenue Bonds; and

                  (C) if Ambac shall have made a payment in respect of such corresponding amount of principal of or interest on the 1999A Revenue Bonds pursuant to the Policy, the amount, if any, paid by the Company pursuant to the Insurance Agreement to reimburse Ambac for such payment;

                  (v) the Trustee shall be entitled to presume that the obligation of the Company to pay the principal of and interest on the Bonds of the Thirty-fourth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from Ambac, signed by an authorized officer thereof, stating that the principal of and/or interest on the Bonds of the Thirty-fourth Series has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment;

            (f) no service charge shall be made for the registration of transfer or exchange of Bonds of the Thirty-fourth Series;

            (g) in the event of an application by Ambac for a substituted Bond of the Thirty-fourth Series pursuant to Section 16 of the Original Mortgage, Ambac shall not be required to provide any indemnity or pay any expenses or charges as contemplated in said Section 16; and

            (h) the Bonds of the Thirty-fourth Series shall have such other terms as are set forth in the form of bond attached hereto as Exhibit B.

            Anything in this Supplemental Indenture or in the Bonds of the Thirty-fourth Series to the contrary notwithstanding, if, at the time of the Maturity of the Bonds of the Thirty-fourth Series, the stated aggregate principal amount of such Bonds then Outstanding shall exceed the aggregate principal amount of 1999A Revenue Bonds then outstanding, the aggregate principal amount of such Bonds shall be deemed to have been reduced by the amount of such excess.

            (III) For all purposes of this Article I, except as otherwise expressly provided or unless the context otherwise requires, the terms defined below shall have the meanings specified:

            "AMBAC" means Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company or any successor thereto as obligor on the Policy.

            "BOND DELIVERY AGREEMENT" means, with respect the Bonds of the Thirty-fourth Series, the Bond Delivery Agreement, dated December 15, 2004, between the Company and Ambac, relating to such Bonds.

            "CITY" means the City of Forsyth, Montana, a political subdivision of the State of Montana.

            "INSURANCE AGREEMENT" means the Insurance Agreement, dated as of September 1, 1999, between Ambac and the Company, as supplemented by the Insurance Agreement, dated as of January 1, 2002, between Ambac and the Company.

            "POLICY" means the municipal bond insurance policy issued by Ambac with respect to the 1999A Revenue Bonds.

            "1999A LOAN AGREEMENT" means the Loan Agreement, dated as of September 1, 1999, between the City and the Company, relating to the 1999A Revenue Bonds.

            "1999A REVENUE BONDS" means the Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 1999A issued by the City.

            "1999A REVENUE BOND INDENTURE" means the Trust Indenture, dated as of September 1, 1999, between the City and JPMorgan Chase Bank (successor by merger to Chase Manhattan Bank and Trust Company, National Association), trustee, relating to the 1999A Revenue Bonds.

            "1999A REVENUE BOND TRUSTEE" means the trustee under the 1999A Revenue Bond Indenture.

            Copies of the 1999A Revenue Bond Indenture, the 1999A Loan Agreement and the Policy are on file at the office of the 1999A Revenue Bond Trustee at 560 Mission Street, 13th Floor, San Francisco, CA 94105 and at the office of the Company at 1411 East Mission Avenue, Spokane, WA 99202.

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                                   ARTICLE II

                          THIRTY-FIFTH SERIES OF BONDS

            SECTION 1. (I) There shall be a series of bonds designated "Collateral Series 2004C" (herein sometimes referred to as the "Thirty-fifth Series"), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof, which has been established by Resolution of the Board of Directors of the Company, is set forth on Exhibit B hereto. Bonds of the Thirty-fifth Series shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, any amount in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof) and shall be dated as in Section 10 of the Mortgage provided. Each bond of the Thirty-fifth Series shall mature on March 1, 2034 and shall bear interest, be redeemable and have such other terms and provisions as set forth below.

            (II) The Bonds of the Thirty-fifth Series shall have the following terms and characteristics:

            (a) the Bonds of the Thirty-fifth Series shall be initially authenticated and delivered under the Mortgage in the aggregate principal amount of $17,000,000, which principal amount is equal to the outstanding aggregate principal amount of the 1999B Revenue Bonds;

            (b) the Bonds of the Thirty-fifth Series shall bear interest at the same rate or rates as shall be in effect from time to time in respect of the 1999B Revenue Bonds; and interest on such bonds shall be payable at the same times as interest is payable on the 1999B Revenue Bonds;

            (c) the principal of and interest on each bond of the Thirty-fifth Series payable at Maturity shall be payable upon presentation thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency as at the time of payment is legal tender for public and private debts. The interest on each Bond of the Thirty-fifth Series (other than interest payable at Maturity) shall be payable directly to the registered owner thereof;

            (d) the Bonds of the Thirty-fifth Series shall not be redeemable, in whole or in part, at the option of the Company;

            (e) (i) the Bonds of the Thirty-fifth Series are to be issued and delivered to Ambac pursuant to the Bond Delivery Agreement relating to such Bonds;

                  (ii) in the event that any 1999B Revenue Bonds are to be redeemed pursuant to Section 4.03 of the 1999B Revenue Bond Indenture following a Determination of Taxability (as defined in the 1999B Revenue Bond Indenture), Bonds of the Thirty-fifth Series, in a principal amount equal to the principal amount of 1999B Revenue Bonds to be redeemed, shall be redeemed on the date fixed for redemption of the 1999B Revenue Bonds, at the principal amount thereof plus accrued interest to the redemption date;

                  (iii) in the event that all 1999B Revenue Bonds have become immediately due and payable pursuant to Section 9.02(a) of the 1999B Revenue Bond Indenture following the occurrence of an Event of Default (as defined in the 1999B Revenue Bond Indenture), the Bonds of the Thirty-fifth Series shall thereupon be redeemed at the principal amount thereof plus accrued interest to the redemption date (the obligation to effect such redemption being rescinded upon the rescission of such acceleration);

                  (iv) the obligation of the Company to make any payment of the principal of or interest on the Bonds of the Thirty-fifth Series shall be deemed to have been satisfied and discharged to the extent of the sum of

                  (A) the amount, if any, credited under the 1999B Loan Agreement against the obligation of the Company to make payment in respect of the corresponding amount of principal of or interest on the 1999B Revenue Bonds;

                  (B) the amount, if any, paid by the Company pursuant to the 1999B Loan Agreement in respect of such corresponding amount of principal of or interest on the 1999B Revenue Bonds; and

                  (C) if Ambac shall have made a payment in respect of such corresponding amount of principal of or interest on the 1999B Revenue Bonds pursuant to the Policy, the amount, if any, paid by the Company pursuant to the Insurance Agreement to reimburse Ambac for such payment;

                  (v) the Trustee shall be entitled to presume that the obligation of the Company to pay the principal of and interest on the Bonds of the Thirty-fifth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from Ambac, signed by an authorized officer thereof, stating that the principal of and/or interest on the Bonds of the Thirty-fifth Series has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment;

            (f) no service charge shall be made for the registration of transfer or exchange of Bonds of the Thirty-fifth Series;

            (g) in the event of an application by Ambac for a substituted Bond of the Thirty-fifth Series pursuant to Section 16 of the Original Mortgage, Ambac shall not be required to provide any indemnity or pay any expenses or charges as contemplated in said Section 16; and

            (h) the Bonds of the Thirty-fifth Series shall have such other terms as are set forth in the form of bond attached hereto as Exhibit B.

            Anything in this Supplemental Indenture or in the Bonds of the Thirty-fifth Series to the contrary notwithstanding, if, at the time of the Maturity of the Bonds of the Thirty-fifth Series, the stated aggregate principal amount of such Bonds then Outstanding shall exceed the aggregate principal amount of 1999B Revenue Bonds then outstanding, the aggregate principal amount of such Bonds shall be deemed to have been reduced by the amount of such excess.

            (III) For all purposes of this Article II, except as otherwise expressly provided or unless the context otherwise requires, the terms defined below shall have the meanings specified:

            "AMBAC" means Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company or any successor thereto as obligor on the Policy.

            "BOND DELIVERY AGREEMENT" means, with respect to the Bonds of the Thirty-fifth Series, the Bond Delivery Agreement, dated December 15, 2004, between the Company and Ambac, relating to such Bonds.

            "CITY" means the City of Forsyth, Montana, a political subdivision of the State of Montana.

            "INSURANCE AGREEMENT" means the Insurance Agreement, dated as of September 1, 1999, between Ambac and the Company, as supplemented by the Insurance Agreement, dated as of January 1, 2002, between Ambac and the Company.

            "POLICY" means the municipal bond insurance policy issued by Ambac with respect to the 1999B Revenue Bonds.

            "1999B LOAN AGREEMENT" means the Loan Agreement, dated as of September 1, 1999, between the City and the Company, relating to the 1999B Revenue Bonds.

            "1999B REVENUE BONDS" means the Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 1999B issued by the City.

            "1999B REVENUE BOND INDENTURE" means the Trust Indenture, dated as of September 1, 1999, between the City and JPMorgan Chase Bank, N.A. (successor by merger to Chase Manhattan Bank and Trust Company, National Association), trustee, relating to the 1999B Revenue Bonds.

            "1999B REVENUE BOND TRUSTEE" means the trustee under the 1999B Revenue Bond Indenture.

            Copies of the 1999B Revenue Bond Indenture, the 1999B Loan Agreement and the Policy are on file at the office of the 1999B Revenue Bond Trustee at 560 Mission Street, 13th Floor, San Francisco, CA 94105 and at the office of the Company at 1411 East Mission Avenue, Spokane, WA 99202.

                                   ARTICLE III
                                OUTSTANDING BONDS

            Upon the delivery of this Thirty-sixth Supplemental Indenture, Bonds of the Thirty-fourth Series in the aggregate principal amount of $66,700,000 and Bonds of the Thirty-fifth Series in the aggregate principal amount of $17,000,000 are to be issued and will be Outstanding, in addition to $872,350,000 aggregate principal amount of bonds of prior series Outstanding at the date of delivery of this Thirty-sixth Supplemental Indenture.

                                   ARTICLE IV

                              PROSPECTIVE AMENDMENT

            SECTION 1. The owners of the Bonds of the Thirty-fourth and Thirty-fifth Series shall be deemed to have consented to the amendment of
Section 28 of the Original Mortgage to add at the end thereof a new paragraph reading as follows:

            Notwithstanding the foregoing, any Opinion of Counsel delivered pursuant to subdivision (7) of this Section 28, or pursuant to any other provision of this Indenture by reference to this Section 28, may, at the election of the Company, omit any or all of the statements contained in clause (a) of subdivision (7) if there shall have been delivered to the Trustee a policy of title insurance (or endorsement thereto) issued by a nationally recognized title insurance company, in an amount not less than twenty-eight percent (28%)(1) of the cost or fair value to the Company (whichever is less) of the Property Additions made the basis of such application, insuring, in customary terms, against risk of loss sustained or incurred by the Trustee by reason of any circumstances or conditions by virtue of which the statements omitted from clause (a) of such Opinion of Counsel would not have been accurate if made.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

            SECTION 1. The terms defined in the Original Mortgage shall, for all purposes of this Thirty-sixth Supplemental Indenture, have the meanings specified in the Original Mortgage.

            SECTION 2. The Trustee hereby confirms its acceptance of the trusts in the Original Mortgage declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions in the Original Mortgage set forth, including the following:

------------

      (1) The owners of the Bonds of the Thirty-fourth and Thirty-fifth Series shall be deemed to have consented to the amendment contained in this Section 1 of Article II, either with the percentage shown above or with any higher percentage.

            The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirty-sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVI of the Original Mortgage, shall apply to and form part of this Thirty-sixth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Thirty-sixth Supplemental Indenture.

            SECTION 3. Whenever in this Thirty-sixth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XV and XVI of the Original Mortgage be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Thirty-sixth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

            SECTION 4. Nothing in this Thirty-sixth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Thirty-sixth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Thirty-sixth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

            SECTION 5. This Thirty-sixth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

            SECTION 6. The titles of the several Articles of this Thirty-sixth Supplemental Indenture shall not be deemed to be any part thereof.

                            ------------------------

            IN WITNESS WHEREOF, on the __th day of December __, 2004, AVISTA CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Corporate Secretary or one of its Assistant Corporate Secretaries for and in its behalf, all in The City of Spokane, Washington, as of the day and year first above written; and on the ___th day of December, 2004, CITIBANK, N.A., has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or one of its Senior Trust Officers or one of its Trust Officers and its corporate seal to be attested by one of its Vice Presidents or one of its Trust Officers, all in The City of New York, New York, as of the day and year first above written.

                                           AVISTA CORPORATION

                                           By:  /s/ Malyn K. Malquist
                                               ---------------------------------
                                                    Senior Vice President

Attest:

       /s/ Susan Y. Miner
---------------------------------
  Assistant Corporate Secretary

Executed, sealed and delivered
  by AVISTA CORPORATION
  in the presence of:

       /s/ Diane C. Thoren
---------------------------------
       Diane C. Thoren

       /s/ Paul W. Kimball
---------------------------------
       Paul W. Kimball

                                           CITIBANK, N.A., AS TRUSTEE

                                            By:  /s/ Wafaa Orfy
                                               ---------------------------------
                                                  Wafaa Orfy, Vice President

Attest:

          /s/ Nancy Forte
-------------------------------------
Nancy Forte, Assistant Vice President

Executed, sealed and delivered
   by CITIBANK, N.A.,
   as trustee. in the presence of:

          /s/ R.T. Kirchner
-------------------------------------
           R. T. Kirchner, Vice President

          /s/ John J. Byrnes
-------------------------------------
           John J. Byrnes, Vice President

STATE OF WASHINGTON    )
                       ) ss.:
COUNTY OF SPOKANE      )

            On the 15th day of December 2004, before me personally appeared Malyn Malquist, to me known to be a Senior Vice President of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

            On the 15th day of December 2004, before me, Sue Miner, a Notary Public in and for the State and County aforesaid, personally appeared Malyn Malquist, known to me to be a Senior Vice President of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                            /s/ Susan Y. Miner
                                           -------------------------------------
                                                            Notary Public

                                            Sue Miner
                                            Notary Public
                                            Commission Expires August 20, 2007
                                            State of Washington

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )

            On the 13th day of December 2004, before me personally appeared Wafaa Orfy, to me known to be a Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

            On the 13th day of December 2004, before me, a Notary Public in and for the State and County aforesaid, personally appeared Wafaa Orfy, known to me to be an Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                   /s/ Nanette Murphy
                                 -----------------------------------------------
                                                    Notary Public

                                                NANETTE MURPHY
                                                Notary Public, State of New York
                                                No. 01MU6086415
                                                Qualified in Kings County
                                                Commission Expires 1/21/07

                                                                       EXHIBIT A

                        MORTGAGE, SUPPLEMENTAL INDENTURES
                               AND SERIES OF BONDS

 MORTGAGE OR                                  SERIES                                PRINCIPAL
 SUPPLEMENTAL                      -------------------------------    PRINCIPAL      AMOUNT
  INDENTURE        DATED AS OF     NO.         DESIGNATION          AMOUNT ISSUED  OUTSTANDING
--------------  -----------------  ---  --------------------------  -------------  -----------
Original        June 1, 1939       1      3-1/2% Series due 1964    $ 22,000,000      None
First           October 1, 1952    2      3-3/4% Series due 1982      30,000,000      None
Second          May 1, 1953        3      3-7/8% Series due 1983      10,000,000      None
Third           December 1, 1955                   None
Fourth          March 15, 1957                     None
Fifth           July 1, 1957       4      4-7/8% Series due 1987      30,000,000      None
Sixth           January 1, 1958    5      4-1/8% Series due 1988      20,000,000      None
Seventh         August 1, 1958     6      4-3/8% Series due 1988      15,000,000      None
Eighth          January 1, 1959    7      4-3/4% Series due 1989      15,000,000      None
Ninth           January 1, 1960    8      5-3/8% Series due 1990      10,000,000      None
Tenth           April 1, 1964      9      4-5/8% Series due 1994      30,000,000      None
Eleventh        March 1, 1965      10     4-5/8% Series due 1995      10,000,000      None
Twelfth         May 1, 1966                        None
Thirteenth      August 1, 1966     11       6% Series due 1996        20,000,000      None
Fourteenth      April 1, 1970      12     9-1/4% Series due 2000      20,000,000      None
Fifteenth       May 1, 1973        13     7-7/8% Series due 2003      20,000,000      None
Sixteenth       February 1, 1975   14     9-3/8% Series due 2005      25,000,000      None
Seventeenth     November 1, 1976   15     8-3/4% Series due 2006      30,000,000      None
Eighteenth      June 1, 1980                       None
Nineteenth      January 1, 1981    16    14-1/8% Series due 1991      40,000,000      None
Twentieth       August 1, 1982     17       15-3/4% Series due        60,000,000      None
1990-1992
Twenty-First    September 1, 1983  18    13-1/2% Series due 2013      60,000,000      None
Twenty-Second   March 1, 1984      19    13-1/4% Series due 1994      60,000,000      None
Twenty-Third    December 1, 1986   20     9-1/4% Series due 2016      80,000,000      None
Twenty-Fourth   January 1, 1988    21    10-3/8% Series due 2018      50,000,000      None
Twenty-Fifth    October 1, 1989    22     7-1/8% Series due 2013      66,700,000      None
                                   23     7-2/5% Series due 2016      17,000,000      None
Twenty-Sixth    April 1, 1993      24      Secured Medium-Term       250,000,000    89,500,000
                                             Notes, Series A
                                        ($250,000,000 authorized)
Twenty-Seventh  January 1, 1994    25      Secured Medium-Term       161,000,000    59,000,000
                                             Notes, Series B
                                        ($250,000,000 authorized)
Twenty-Eighth   September 1, 2001  26   Collateral Series due 2002   220,000,000      None
Twenty-Ninth    December 1, 2001   27     7.75% Series due 2007      150,000,000   150,000,000
Thirtieth       May 1, 2002        28   Collateral Series due 2003   225,000,000      None
Thirty-First    May 1, 2003        29   Collateral Series due 2004   245,000,000      None
Thirty-Second   September 1, 2003  30     6.125% Series due 2013      45,000,000    45,000,000
Thirty-Third    May 1, 2004        31   Collateral Series due 2005   350,000,000   350,000,000
Thirty-Fourth   November 1, 2004   32     5.45% Series due 2019       90,000,000    90,000,000
Thirty-Fifth    December 1, 2004   33    Collateral Series 2004A      88,850,000    88,850,000

                                                                       EXHIBIT B

                                 (FORM OF BOND)

              THIS BOND IS NON-TRANSFERABLE, EXCEPT TO A SUCCESSOR
                    OBLIGOR ON THE POLICY REFERRED TO HEREIN.

                               AVISTA CORPORATION

                              First Mortgage Bond,
                             Collateral Series 2004_

REGISTERED                                                            REGISTERED

NO. _____________                                                 $_____________

            AVISTA CORPORATION, a corporation of the State of Washington (hereinafter called the Company), for value received, hereby promises to pay to

                           Ambac Assurance Corporation

or registered assigned on____________________

                                                                         DOLLARS

and to pay the registered owner hereof interest thereon at the respective rate or rates as shall be in effect from time to time in respect of the 1999_ Revenue Bonds (as defined in the Supplemental Indenture hereinafter referred to) until the Company's obligation with respect to the payment of such principal shall have been discharged; and such interest shall be payable at the same times as interest is payable on the 1999_ Revenue Bonds. The principal of and premium, if any, and interest on this bond payable at Maturity (as hereinafter defined) shall be payable upon presentation hereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on this bond (other than interest payable at Maturity) shall be paid directly to the registered owner hereof. Interest payable at Maturity shall be paid to the person to whom principal shall be paid. As used herein, the term "Maturity" shall mean the date on which the principal of this bond becomes due and payable, whether at stated maturity, upon redemption or acceleration, or otherwise.

            This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, Collateral Series 2004_, all bonds of all such issue of series being issued and issuable under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of June 1, 1939, executed by the Company (formerly known as The Washington Water Power Company) to City Bank Farmers Trust Company and Ralph E.

Morton, as Trustees (Citibank, N.A., successor Trustee to both said Trustees). Such mortgage and deed of trust has been amended and supplemented by various supplemental indentures, including the Thirty-sixth Supplemental Indenture, dated as of December 1, 2004 (the "Thirty-sixth Supplemental Indenture") and, as so amended and supplemented, is herein called the "Mortgage". Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. By its acceptance of this bond, the holder hereof is deemed to have consented and agreed to all of the terms and provisions of the Mortgage. The Mortgage may be modified or altered by affirmative vote of the holders of at least 60% in principal amount of the bonds outstanding under the Mortgage, considered as one class, or, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then such modification or alteration may be effected with the affirmative vote only of 60% in principal amount of the bonds outstanding of the series so to be affected, considered as one class, and, furthermore, for limited purposes, the Mortgage may be modified or altered without any consent or other action of holders of any series of bonds. No modification or alteration shall, however, permit an extension of the Maturity of the principal of, or interest on, this bond or a reduction in such principal or the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property without the consent of the holder hereof.

            The bonds of this series are not redeemable, in whole or in part, at the option of the Company.

            The bonds of this series have been issued and delivered to Ambac pursuant to the Insurance Agreement (as such terms are defined in the Thirty-sixth Supplemental Indenture).

            In the event that any 1999_ Revenue Bonds are to be redeemed pursuant to Section 4.03 of the 1999_ Revenue Bond Indenture (as defined in the Thirty-sixth Supplemental Indenture) following a Determination of Taxability (as defined in the 1999_ Revenue Bond Indenture), bonds of this series, in a principal amount equal to the principal amount of 1999_ Revenue Bonds to be redeemed, shall be redeemed on the date fixed for redemption of the 1999_ Revenue Bonds, at the principal amount thereof plus accrued interest to the redemption date.

            In the event that all 1999_ Revenue Bonds have become immediately due and payable pursuant to Section 9.02(a) of the 1999_ Revenue Bond Indenture following the occurrence of an Event of Default (as defined in the 1999_ Revenue Bond Indenture), the bonds of the this series shall thereupon be redeemed at the principal amount thereof plus accrued interest to the redemption date (the obligation to effect such redemption being rescinded upon the rescission of such acceleration);

            The obligation of the Company to make any payment of the principal of or interest on the bonds of this series shall be deemed to have been satisfied and discharged to the extent of the sum of:

            (a) the amount, if any, credited under the 1999A Loan Agreement Indenture against the obligation of the Company to make payment in respect of the corresponding amount of principal of or interest on the 1999A Revenue Bonds;

            (b) the amount, if any, paid by the Company pursuant to the 1999A Loan Agreement in respect of such corresponding amount of principal of or interest on the 1999A Revenue Bonds; and

            (c) if Ambac shall have made a payment in respect of such corresponding amount of principal of or interest on the 1999A Revenue Bonds pursuant to the Policy, the amount, if any, paid by the Company pursuant to the Insurance Agreement to reimburse Ambac for such payment.

            Anything in this bond to the contrary notwithstanding, if, at the time of the Maturity of the bonds of this series, the stated aggregate principal amount of such bonds then outstanding shall exceed the aggregate principal amount of 1999_ Revenue Bonds then outstanding, the aggregate principal amount of such bonds shall be deemed to have been reduced by the amount of such excess.

            The principal hereof may be declared or may become due prior to the stated maturity date on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Completed Default as in the Mortgage provided.

            As provided in the Mortgage and subject to certain limitations therein set forth, this bond or any portion of the principal amount hereof will be deemed to have been paid if there has been irrevocably deposited with the Trustee moneys or direct obligations of or obligations guaranteed by the United States of America, the principal of and interest on which when due, and without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and premium, if any, and interest on this bond when due.

            The Mortgage contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another Corporation and to the assumption by such other Corporation, in certain circumstances, of all of the obligations of the Company under the Mortgage and on the bonds secured thereby.

            This bond is non-transferable except as required to effect transfer to any successor obligor on the Policy, any such transfer to be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by its duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

            In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

            No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

            This bond shall not become obligatory until Citibank, N.A., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

            IN WITNESS WHEREOF, AVISTA CORPORATION has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Corporate Secretary or one of its Assistant Corporate Secretaries by his signature or a facsimile thereof.

Dated:

                                        AVISTA CORPORATION

                                        By:_____________________________________

ATTEST:____________________________________

                              TRUSTEE'S CERTIFICATE

            This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

                                        CITIBANK, N.A.
                                        Trustee

                                        By:_____________________________________
                                                     Authorized Officer

            FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________

     [please insert social security or other identifying number of assignee]

_______________________________________________________________________

            [please print or typewrite name and address of assignee]

_______________________________________________________________________

the within bond of AVISTA CORPORATION and does hereby irrevocably constitute and appoint _______________, Attorney, to transfer said bond on the books of the within-mentioned Company, will full power of substitution in the premises.

Dated: _______________

       __________________

                                        Notice: The signature to this assignment must correspond with the name as written upon the face of the bond in every particular without alteration or enlargement or any change whatsoever.